EXHIBIT 6

                            AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.0033 per share, of Yahoo! Inc. and that this agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of January 11, 1999.

SOFTBANK AMERICA INC.                    SOFTBANK CORPORATION


By: /s/ Stephen A. Grant                 By: /s/ Stephen A. Grant
    ----------------------------             ------------------------------
    Name:  Stephen A. Grant                  Name:  Stephen A. Grant
    Title: Attorney-in-fact                  Title: Attorney-in-fact


SOFTBANK HOLDINGS INC.                   MASAYOSHI SON


By: /s/ Stephen A. Grant                 By: /s/ Stephen A. Grant
    -----------------------------            ------------------------------
    Name:  Stephen A. Grant                  Name:  Stephen A. Grant
    Title: Attorney-in-fact                  Title: Attorney-in-fact


SOFTBANK VENTURES INC.


By: /s/ Stephen A. Grant
    -----------------------------
    Name:  Stephen A. Grant
    Title: Attorney-in-fact